EXHIBIT 10.1

AMENDMENT NO. 4 TO THE

ROTECH HEALTHCARE INC.

COMMON STOCK OPTION PLAN

WHEREAS, Rotech Healthcare Inc. (the “Company”) has established and maintains the Rotech Healthcare Inc. Common Stock Option Plan (the “Plan”); and

WHEREAS, pursuant to Section 7(b) of the Plan, the Company’s Board of Directors (the “Board”) may at any time amend the Plan, subject to certain limitations;

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan to revise the provisions regarding acceleration upon a Change in Control;

WHEREAS, on November 6, 2006, the Board approved such amendment to the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of November 6, 2006, as follows:

FIRST: Subsection 5(a)(iv) of the Plan is hereby amended by deleting the last sentence of said subsection and substituting the following in lieu thereof:

“Notwithstanding the foregoing, in its sole discretion, the Board shall be entitled to determine the vesting schedule with respect to any Option granted pursuant to the Plan and set forth in the Option Agreement, and the Board shall be entitled to substitute a more accelerated vesting schedule at any time for any Participant.”

SECOND: Except to the extent hereinabove set forth, the Plan shall remain in full force and effect without change or modification.

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company has caused this Amendment No. 4 to be executed by a duly authorized officer this      day of             , 2006.

ROTECH HEALTHCARE INC.

By:
Name:
Title: